EXHIBIT 4.2










                                 TRUST AGREEMENT


                                     BETWEEN


                         CAPITAL AUTO RECEIVABLES, INC.
                                     SELLER


                                       AND


                            BANKERS TRUST (DELAWARE)
                                  OWNER TRUSTEE






                           DATED AS OF MARCH 11, 1999

                                TABLE OF CONTENTS


                                                                          Page

                                   ARTICLE I
                  DEFINITIONS AND INCORPORATION BY REFERENCE               1
     Section 1.1       Definitions                                         1

                                   ARTICLE II
                                 ORGANIZATION                              1
     Section 2.1       Name                                                1
     Section 2.2       Office                                              1
     Section 2.3       Purposes and Powers                                 1
     Section 2.4       Appointment of Owner Trustee                        2
     Section 2.5       Initial Capital Contribution of Owner Trust Estate  2
     Section 2.6       Declaration of Trust                                2
     Section 2.7       Liability of the Certificateholders                 2
     Section 2.8       Title to Trust Property                             3
     Section 2.9       Situs of Trust                                      3
     Section 2.10      Representations and Warranties of the Seller        3
     Section 2.11      Tax Treatment                                       4

                                  ARTICLE III
                               THE CERTIFICATES                            4
     Section 3.1       Initial Certificate Ownership                       4
     Section 3.2       Form of the Certificates                            4
     Section 3.3       Execution, Authentication and Delivery              5
     Section 3.4       Registration; Registration of Transfer and
                       Exchange of Certificates                            5
     Section 3.5       Mutilated, Destroyed, Lost or Stolen Certificates   6
     Section 3.6       Persons Deemed Certificateholders                   7
     Section 3.7       Access to List of Certificateholders'
                       Names and Addresses                                 7
     Section 3.8       Maintenance of Corporate Trust Office               7
     Section 3.9       Appointment of Paying Agent                         7
     Section 3.10      [Reserved]                                          8
     Section 3.11      [Reserved]                                          8
     Section 3.12      [Reserved]                                          8
     Section 3.13      [Reserved]                                          8
     Section 3.14      Seller as Certificateholder                         8

                                   ARTICLE IV
                           ACTIONS BY OWNER TRUSTEE                        8
     Section 4.1       Prior Notice to Certificateholders with Respect
                       to Certain Matters                                  8
     Section 4.2       Action by Certificateholders with Respect
                       to Certain Matters                                  9
     Section 4.3       Action by Certificateholders with Respect
                       to Bankruptcy                                       9
     Section 4.4       Restrictions on Certificateholders' Power           9
     Section 4.5       Majority Control                                    10

                                   ARTICLE V
                 APPLICATION OF TRUST FUNDS; CERTAIN DUTIES                10
     Section 5.1       Establishment of Certificate Distribution Account   10
     Section 5.2       Application of Trust Fund                           10
     Section 5.3       Method of Payment                                    11
     Section 5.4       Accounting and Reports to the Certificateholders,
                       the Internal Revenue Service and Others             12
     Section 5.5       Signature on Returns; Other Tax Matters             12

                                   ARTICLE VI
                              THE OWNER TRUSTEE                            12
     Section 6.1       Duties of Owner Trustee                             12
     Section 6.2       Rights of Owner Trustee                             13
     Section 6.3       Acceptance of Trusts and Duties                     13
     Section 6.4       Action upon Instruction by Certificateholders       15
     Section 6.5       Furnishing of Documents                             15
     Section 6.6       Representations and Warranties of Owner Trustee     16
     Section 6.7       Reliance; Advice of Counsel                         16
     Section 6.8       Owner Trustee May Own Certificates and Notes        17
     Section 6.9       Compensation and Indemnity                          17
     Section 6.10      Replacement of Owner Trustee                        17
     Section 6.11      Merger or Consolidation of Owner Trustee            18
     Section 6.12      Appointment of Co-Trustee or Separate Trustee       19
     Section 6.13      Eligibility Requirements for Owner Trustee          20

                                  ARTICLE VII
                       TERMINATION OF TRUST AGREEMENT                      20
     Section 7.1       Termination of Trust Agreement                      20

                                  ARTICLE VIII
                                 AMENDMENTS                                21
     Section 8.1       Amendments Without Consent of Certificateholders
                       or Noteholders                                      21
     Section 8.2       Amendments With Consent of Certificateholders
                       and Noteholders                                     22
     Section 8.3       Form of Amendments                                  22

                                   ARTICLE IX
                                MISCELLANEOUS                              23
     Section 9.1       No Legal Title to Owner Trust Estate                23
     Section 9.2       Limitations on Rights of Others                     23
     Section 9.3       Derivative Actions                                  23
     Section 9.4       Notices                                             23
     Section 9.5       Severability                                        23
     Section 9.6       Counterparts                                        24
     Section 9.7       Successors and Assigns                              24
     Section 9.8       No Petition                                         24
     Section 9.9       No Recourse                                         24
     Section 9.10      Headings                                            24
     Section 9.11      Governing Law                                       24
     Section 9.12      [Reserved]                                          25
     Section 9.13      Indemnification by and Reimbursement
                       of the Servicer                                     25



                                    EXHIBITS

Exhibit A              Form of Certificate
Exhibit B              Form of Certificate of Trust

     TRUST AGREEMENT, dated as of March 11, 1999, between CAPITAL AUTO RECEIVABLES, INC., a Delaware corporation, as Seller, and BANKERS TRUST (DELAWARE), a Delaware banking corporation, as Owner Trustee.

     The Seller and the Owner Trustee hereby agree as follows:

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

1.1 SECTION DEFINITIONS . Certain capitalized terms used in this Agreement shall have the respective meanings assigned to them in PART I of APPENDIX A to the Trust Sale and Servicing Agreement of even date herewith, among the Seller, the Servicer and the Trust (the "TRUST SALE AND SERVICING AGREEMENT"). All references herein to "THE AGREEMENT" or "THIS AGREEMENT" are to this Trust Agreement, and all references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified. The rules of construction set forth in PART II of such APPENDIX shall be applicable to this Agreement.

                                   ARTICLE II
                                  ORGANIZATION

1.1 SECTION NAME . The Trust created hereby shall be known as "Capital Auto Receivables Asset Trust 1999-1" in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

1.1 SECTION OFFICE . The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Certificate Owners and the Seller.
1.2
1.3 SECTION PURPOSES AND POWERS . The purpose of the Trust is,and the Trust shall have the power and authority, to engage in the following activities:
1.4

          (i)  to acquire, manage and hold the Receivables;

          (i) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement, and to sell, transfer or exchange the Notes and the Certificates;

          (i) to acquire certain property and assets from the Seller pursuant to the Trust Sale and Servicing Agreement, to make payments to the Noteholders and the Certificateholders, to make deposits into and withdrawals from the Reserve Account and to pay the organizational, start-up and transactional expenses of the Trust;

          (i) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the terms of the Indenture and to hold, manage and distribute to the Certificate Owners pursuant to the terms of this Agreement and the Trust Sale and Servicing Agreement any portion of the Trust Estate released from the lien of, and remitted to the Trust pursuant to, the Indenture;

          (i) to enter into and perform its obligations and exercise its rights under the Basic Documents to which it is to be a party;

          (i) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (i) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the Noteholders.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

1.1 SECTION APPOINTMENT OF OWNER TRUSTEE . The Seller hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.
1.2
1.3 SECTION INITIAL CAPITAL CONTRIBUTION OF OWNER TRUST ESTATE . The Seller hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Seller, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account. The Seller shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.
1.4
1.5 SECTION DECLARATION OF TRUST . The Owner Trustee hereby declares that it shall hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificate Owners, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute, that this Agreement constitute the governing instrument of such business trust and that the Certificates represent the beneficial interests therein. The rights of the Certificateholders shall be determined as set forth herein and in the Business Trust Statute and the relationship between the parties hereto created by this Agreement shall not constitute indebtedness for any purpose. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

1.6
1.7 SECTION LIABILITY OF THE CERTIFICATEHOLDERS. Certificateholders and holders of beneficial interests therein shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law.
1.8
1.9 SECTION TITLE TO TRUST PROPERTY . Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.
1.10
1.11 SECTION SITUS OF TRUST . The Trust shall be located and administered in the States of Delaware or New York. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware; PROVIDED, HOWEVER, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments shall be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust shall be the Corporate Trust Office in Delaware.
1.12
1.13 SECTION REPRESENTATIONS AND WARRANTIES OF THE SELLER . The Seller hereby represents and warrants to the Owner Trustee that:
1.14
     (a) The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted and had at all relevant times, and now has, power, authority and legal right to acquire and own the Receivables.

     (a) The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

     (a) The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms, the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer as part of the Trust and the Seller has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary corporate action.

     (a) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement do not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents), or violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

1.1 SECTION TAX TREATMENT . The Seller and the Owner Trustee, by entering into this Agreement, and the Certificateholders, by acquiring any Certificates or interest therein, (i) express their intention that the Certificates will qualify as equity interests in either (A) a division of the Seller, or any other single Person, disregarded as a separate entity for federal income tax purposes if all Certificates are owned solely by the Seller or by such single Person, or (B) a partnership for federal income tax purposes if the Certificates are owned by more than one Person and (ii) unless otherwise required by the appropriate taxing authorities, agree to treat the Certificates as equity interests in an entity as described in CLAUSE (I) of this SECTION 2.11 for the purposes of federal income taxes, state and local income and franchise taxes, Michigan single business tax, and any other taxes imposed upon, measured by, or based upon gross or net income. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with such characterization of the Trust for such tax purposes.

                                   ARTICLE III
                                THE CERTIFICATES

1.1 SECTION INITIAL CERTIFICATE OWNERSHIP . Upon the formation of the Trust by the contribution by the Seller pursuant to SECTION 2.5 and until the issuance of the Certificates, the Seller shall be the sole Certificateholder.
1.1  SECTION   FORM OF THE CERTIFICATES .
1.2
(a) The Certificates shall be substantially in the form set forth in EXHIBIT A and shall be issued in minimum denominations of $20,000. The Certificates shall represent the entire beneficial interest in the Trust. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be duly issued, fully paid and non-assessable beneficial interests in the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

     (a) The Definitive Certificates shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) all as determined by the officers executing such Certificates, as evidenced by their execution of such Certificates.
     (b)
     (c) The terms of the Certificates set forth in EXHIBIT A shall form part of this Agreement.
     (d)
1.2 SECTION EXECUTION, AUTHENTICATION AND DELIVERY. Concurrently with the sale of the Receivables to the Trust pursuant to the Trust Sale and Servicing Agreement, the Owner Trustee shall cause the Certificates in an aggregate principal amount equal to the initial Certificate Balance to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Seller, signed by its chairman of the board, its president or any vice president, without further corporate action by the Seller, in authorized denominations. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in EXHIBIT A, executed by the Owner Trustee or Bankers Trust Company, as the Owner Trustee's authenticating agent, by manual signature. Such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.
1.1 SECTION REGISTRATION;REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES. 1.2

     (a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to SECTION 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as provided herein; PROVIDED, HOWEVER, that no Certificate may be subdivided upon transfer or exchange such that the denomination of any resulting Certificate is less than $20,000. Bankers Trust Company shall be the initial Certificate Registrar. Upon any resignation of a Certificate Registrar, the Owner Trustee shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Certificate Registrar.

     (a) Certificateholders may at any time, without consent of the Noteholders, sell, transfer, convey or assign in any manner whatsoever their rights to and interests in the Certificates, provided that the following conditions are satisfied: (i) the transferee provides written verification from the applicable Rating Agencies that such sale, transfer, conveyance or assignment will not result in a reduction or withdrawal of the rating of any class of Notes then outstanding, (ii) the transferee provides to the Owner Trustee and the Indenture Trustee an opinion of independent counsel that such action will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes, (iii) such transferee or assignee agrees in writing to take positions for tax purposes consistent with the tax positions agreed to be taken by the initial Certificateholders herein, (iv) the transferee provides the Owner Trustee (and the Certificate Registrar if not the Owner Trustee) with an opinion of counsel satisfactory to the Owner Trustee stating that such transfer (x) is exempt from registration under applicable state and federal securities laws, (y) will not cause the Trust to be an "investment company" or under the "control" of an "investment company" within the meaning of the Investment Company Act and (z) otherwise complies with the restrictions on Transfer contained in this Agreement, and (v) the transferee certifies to the Owner Trustee that it is not a BENEFIT PLAN. The Owner Trustee shall have no obligation to determine whether or not a transferee of a Trust Certificate is or is not a Benefit Plan.
     (b)
     (c) Subject to SECTION 3.4(B), upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to
          SECTION 3.8, the Owner Trustee shall execute on behalf of the Trust, authenticate and deliver (or shall cause Bankers Trust Company as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent.
     (d)
     (e) At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate principal amount upon surrender of the Certificates to be exchanged at the Corporate Trust Office maintained pursuant to SECTION 3.8. Whenever any Certificates are so surrendered for exchange, the Owner Trustee shall execute on behalf of the Trust, authenticate and deliver (or shall cause Bankers Trust Company as its authenticating agent to authenticate and deliver) one or more Certificates dated the date of authentication by the Owner Trustee or any authenticating agent. Such Certificates shall be delivered to the Holder making the exchange.
     (f)
     (g) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or his attorney duly authorized in writing and such other documents and instruments as may be required by SECTION 3.4(B). Each Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed or otherwise disposed of by the Owner Trustee or Certificate Registrar in accordance with its customary practice.
      (h)
      (i) The Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed and any other expenses of the Owner Trustee in connection with any transfer or exchange of Certificates.

1.1  SECTION MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES .
1.2

     (a) If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and
          (ii) there is delivered to the Certificate Registrar, the Owner Trustee and the Trust such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a protected purchaser, the Owner Trustee shall execute on behalf of the Trust and the Owner Trustee shall authenticate and deliver (or shall cause Bankers Trust Company as its authenticating agent to authenticate and deliver), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a replacement Certificate in authorized denominations of a like aggregate principal amount; PROVIDED, HOWEVER, that if any such destroyed, lost or stolen Certificate, but not a mutilated Certificate, shall have become or within seven days shall be due and payable, then instead of issuing a replacement Certificate the Owner Trustee may pay such destroyed, lost or stolen Certificate when so due or payable.

     (a) If, after the delivery of a replacement Certificate in respect of a destroyed, lost or stolen Certificate pursuant to SUBSECTION 3.5(A), a protected purchaser of the original Certificate in lieu of which such replacement Certificate was issued presents for payment such original Certificate, the Owner Trustee shall be entitled to recover such replacement Certificate (and any distributions or payments made with respect thereto) from the Person to whom it was delivered or any Person taking such replacement Certificate from such Person to whom such replacement Certificate was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Owner Trustee in connection therewith.
     (b)
     (c) In connection with the issuance of any replacement Certificate under this SECTION 3.5, the Owner Trustee may require the payment by the Holder of such Certificate of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Owner Trustee and the Certificate Registrar) connected therewith.
     (d)
     (e) Any duplicate Certificate issued pursuant to this SECTION 3.5 in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional beneficial interest in the Trust, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time or be enforced by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates duly issued hereunder.
     (f)
     (g) The provisions of this SECTION 3.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.
     (h)

1.2 SECTION PERSONS DEEMED CERTIFICATEHOLDERS . Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the Certificateholder of such Certificate for the purpose of receiving distributions pursuant to Article V and for all other purposes whatsoever, and neither the Owner Trustee nor the Certificate Registrar shall be affected by any notice to the contrary.

1.3
1.4 SECTION ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES . The Owner Trustee shall furnish or cause to be furnished to the Servicer and the Seller, within 15 days after receipt by the Owner Trustee of a request therefor from the Servicer or the Seller in writing, a list of the names and addresses of the Certificateholders as of the most recent Record Date. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Servicer, the Seller or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.
1.5
1.6 SECTION MAINTENANCE OF CORPORATE TRUST OFFICE . The Owner Trustee shall maintain in the Borough of Manhattan, the City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates the offices of Bankers Trust Company, Four Albany Street, New York, New York 10006, as its principal office for such purposes. The Owner Trustee shall give prompt written notice to the Seller and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.
1.7
1.8  SECTION  APPOINTMENT  OF PAYING  AGENT . Except as  otherwise  provided  in
SECTION 5.2, the Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to SECTION 5.2 and shall report the amounts of such distributions to the Owner Trustee and the Servicer; PROVIDED that no such reports shall be required so long as the Seller is the sole Certificateholder. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be Bankers Trust Company, and any co-paying agent chosen by Bankers Trust Company, and acceptable to the Owner Trustee. Bankers Trust Company shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. If Bankers Trust Company shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of SECTIONS 6.3, 6.6, 6.7 AND 6.9 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent, certificate registrar or authenticating agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

1.9
1.10 SECTION   [RESERVED].
1.11
1.12 SECTION   [RESERVED].
1.13
1.14 SECTION   [RESERVED] .
1.15
1.16 SECTION   [RESERVED]
1.17
1.18 SECTION SELLER AS CERTIFICATEHOLDER . The Seller in its individual or any other capacity may become the owner or pledgee of Certificates and may otherwise deal with the Owner Trustee or its Affiliates as if it were not the Seller.
1.19

                                   ARTICLE IV
                            ACTIONS BY OWNER TRUSTEE

1.1 SECTION PRIOR NOTICE TO CERTIFICATEHOLDERS WITH RESPECT TO CERTAIN MATTERS . The Owner Trustee shall not take action with respect to the following matters, unless (i) the Owner Trustee shall have notified the Certificateholders in writing of the proposed action at least 30 days before the taking of such action, and (ii) the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

     (a) the initiation of any claim or lawsuit by the Trust (other than an action to collect on a Receivable or an action by the Indenture Trustee pursuant to the Indenture) and the compromise of any action, claim or lawsuit brought by or against the Trust (other than an action to collect on a Receivable or an action by the Indenture Trustee pursuant to the Indenture);

     (a) the election by the Trust to file an amendment to the Certificate of Trust, a conformed copy of which is attached hereto as EXHIBIT B;

     (a) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

     (a) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Certificateholders;

     (a) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholders; or

     (a) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

1.1 SECTION ACTION BY CERTIFICATEHOLDERS WITH RESPECT TO CERTAIN MATTERS . The Owner Trustee shall not have the power, except upon the written direction of the Certificateholders, to remove the Administrator under the Administration Agreement pursuant to SECTION 10 thereof, appoint a successor Administrator pursuant to SECTION 10 of the Administration Agreement, remove the Servicer under the Trust Sale and Servicing Agreement pursuant to SECTION 7.02 thereof or except as expressly provided in the Basic Documents, sell the Receivables or any interest therein after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.
1.2
1.3 SECTION ACTION BY CERTIFICATEHOLDERS WITH RESPECT TO BANKRUPTCY . The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Holders of Certificates; PROVIDED, HOWEVER, that under no circumstances shall the Owner Trustee commence or join in commencing any such proceeding prior to the date that is one year and one day after the termination of the Trust.
1.4
1.5 SECTION RESTRICTIONS ON CERTIFICATEHOLDERS' POWER . The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to SECTION 2.3, nor shall the Owner Trustee be obligated to follow any such direction, if given. The Certificateholders shall not and shall not direct the Owner Trustee to take action that would violate the provisions of SECTION
6.1 and, if given, the Owner Trustee shall not be obligated to follow any such direction.
1.6
1.7 SECTION MAJORITY CONTROL . Except as expressly provided herein, any action that may be taken or consent that may be given or withheld by the Certificateholders under this Agreement shall be effective if such action is taken or such consent is given or withheld by the Holders of Certificates evidencing not less than a majority of the Voting Interests as of the close of the preceding Distribution Date. Except as expressly provided herein, any written notice, instruction, direction or other document of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of Certificates evidencing not less than a majority of the Voting Interests at the time of the delivery of such notice.
1.8

                                    ARTICLE V
                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

1.1  SECTION ESTABLISHMENT OF CERTIFICATE DISTRIBUTION ACCOUNT .
1.2

     (a) Except as otherwise provided in SECTION 5.2, the Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trust an Eligible Deposit Account known as the Capital Auto Receivables Asset Trust 1999-1 Certificate Distribution Account (the "CERTIFICATE DISTRIBUTION ACCOUNT"), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

     (a) The Trust shall possess all right, title and interest in and to all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise provided herein or in the Trust Sale and Servicing Agreement, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Owner Trustee (or the Servicer on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an Affiliate thereof) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account.

1.1  SECTION APPLICATION OF TRUST FUNDS .
1.2
     (a) On each Distribution Date, the Owner Trustee shall distribute to the Certificateholders, on a pro rata basis, amounts equal to the amounts deposited in the Certificate Distribution Account pursuant to SECTIONS
          4.06 AND 4.07 of the Trust Sale and Servicing Agreement on or prior to such Distribution Date. Notwithstanding the foregoing or anything else to the contrary in this Agreement or the other Basic Documents, so long as Certificates representing in the aggregate a 100% beneficial interest in the Trust are held by the Seller, (i) no Certificate Distribution Account shall be required to be established or maintained and (ii) all distributions and payments on the Certificates (including the final distribution as contemplated by SECTION 7.1(C) hereof) required hereunder or under the Trust Sale and Servicing Agreement shall be made directly to the Seller by the Indenture Trustee (whether or not the Trust Sale and Servicing Agreement otherwise contemplates deposit into the Certificate Distribution Account) and the Owner Trustee shall have no duty or liability to see to such distribution.

     (a) On each Distribution Date, the Owner Trustee shall send to each Certificateholder the statement provided to the Owner Trustee by the Servicer pursuant to SECTION 4.09(A) of the Trust Sale and Servicing Agreement on such Distribution Date setting forth, among other things, the amount of the distribution allocable to Certificate Balance and to interest, the Certificate Balance after giving effect to such distribution, the balance of the Reserve Account (and amounts, if any, distributed from the Reserve Account) and the Total Servicing Fee with respect to such Distribution Date or Monthly Period, as applicable; PROVIDED that no such statement shall be required to be sent by the Owner Trustee so long as the Seller is the sole Certificateholder.

     (b)
     (c) If any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this SECTION 5.2; PROVIDED that the Owner Trustee shall not have an obligation to withhold any such amount so long as the Seller is the sole Certificateholder. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee may in its sole discretion withhold such amounts in accordance with this SUBSECTION 5.2(C). If a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.
     (d)
     (e) If the Indenture Trustee holds escheated funds for payment to the Trust pursuant to SECTION 3.3(E) of the Indenture, the Owner Trustee shall, upon notice from the Indenture Trustee that such funds exist, submit on behalf of the Trust an Issuer Order to the Indenture Trustee pursuant to SECTION 3.3(E) of the Indenture instructing the Indenture Trustee to pay such funds to or at the order of the Seller.
     (f)

1.2 SECTION METHOD OF PAYMENT . Subject to SUBSECTION 7.1(C), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the immediately preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Record Date and such Holder's Certificates in the aggregate evidence a denomination of not less than $1,000,000, or, if not, by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register.
1.3
1.4 SECTION ACCOUNTING AND REPORTS TO THE CERTIFICATEHOLDERS, THE INTERNAL REVENUE SERVICE AND OTHERS . The Owner Trustee shall maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations or otherwise, such information as may be required to enable each Certificateholder to prepare its federal income tax return, file such tax returns relating to the Trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as an entity described in clause (i) of SECTION 2.11 for federal income tax purposes, cause such tax returns to be signed in the manner required by law and collect or cause to be collected any withholding tax as described in and in accordance with SUBSECTION 5.2(C) with respect to income or distributions to Certificateholders.

1.5
1.6 SECTION SIGNATURE ON RETURNS; OTHER TAX MATTERS . The Owner Trustee shall sign on behalf of the Trust any and all tax returns of the Trust, unless applicable law requires a Certificateholder to sign such documents, in which case such documents shall be signed by the Seller. To the extent one may be required, the Seller shall be the "tax matters partner" of the Trust pursuant to the Code.
1.7

                                   ARTICLE VI
                                THE OWNER TRUSTEE

1.1  SECTION  DUTIES OF OWNER TRUSTEE .

     (a) The Owner Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Agreement and the other Basic Documents, including the administration of the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement. No implied covenants or obligations shall be read into this Agreement.
     (b)
     (c) Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.
     (d)
     (e) In the absence of bad faith on its part, the Owner Trustee may conclusively rely upon certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement in determining the truth of the statements and the correctness of the opinions contained therein; PROVIDED, HOWEVER, that the Owner Trustee shall have examined such certificates or opinions so as to determine compliance of the same with the requirements of this Agreement.
     (f)
     (g) The Owner Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (h)
          (ii) this SUBSECTION 6.1(D) shall not limit the effect of SUBSECTION 6.1(A) OR (B);

          (i) the Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Owner Trustee was negligent in ascertaining the pertinent facts; and

          (i) the Owner Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to SECTION 4.1, 4.2 OR 6.4.

     (e) Subject to SECTIONS 5.1 AND 5.2, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Trust Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.
     (f)
     (g) The Owner Trustee shall not take any action that (i) is inconsistent with the purposes of the Trust set forth in SECTION 2.3 or (ii) would, to the actual knowledge of a Responsible Officer of the Owner Trustee, result in the Trust's becoming taxable as a corporation for federal income tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this
          SECTION 6.1.
     (h)
1.2 SECTION RIGHTS OF OWNER TRUSTEE . The Owner Trustee is authorized and directed to execute and deliver the Basic Documents and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in such form as the Seller shall approve as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends and directs in writing with respect to the Basic Documents.
1.3
1.4 SECTION ACCEPTANCE OF TRUSTS AND DUTIES . Except as otherwise provided in this ARTICLE VI, in accepting the trusts hereby created, Bankers Trust (Delaware) acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic
Documents and this Agreement. The Owner Trustee shall not be liable or accountable hereunder or under any Basic Document under any circumstances, except for its own negligent action, its own negligent failure to act or its own willful misconduct or in the case of the inaccuracy of any representation or warranty contained in SECTION 6.6 and expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):
1.5

     (a) the Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or to Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Seller or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

     (a) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Certificateholder;

     (a) no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

     (a) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or the Certificate Balance of and interest on the Certificates;

     (a) the Owner Trustee shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Agreement or for the due execution hereof by the Seller or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, the Notes, the Certificates (other than the certificate of authentication on the Certificates) or of any Receivables or any related documents, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the Basic Documents;

     (a) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Indenture Trustee, the Seller or the Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Pooling and Servicing Agreement or the Trust Sale and Servicing Agreement; and

     (a) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

1.1  SECTION  ACTION UPON INSTRUCTION BY CERTIFICATEHOLDERS.
1.2

     (e) Subject to SECTION 4.4, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to SECTION 4.5.

     (e) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.
     (f)
     (g) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement or the Basic Documents, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and, to the extent the Owner Trustee acts in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement or the Basic Documents, and as it shall deem to be in the best interests of the Certificateholders, and the Owner Trustee shall have no liability to any Person for any such action or inaction.
          (h)

1.2 SECTION FURNISHING OF DOCUMENTS . The Owner Trustee shall furnish to the Certificateholders, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.
1.3
1.4 SECTION REPRESENTATIONS AND WARRANTIES OF OWNER TRUSTEE . The Owner Trustee hereby represents and warrants to the Seller, for the benefit of the Certificateholders, that:
1.5

     (a) It is a banking corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. It has satisfied the eligibility requirements set forth in SECTION 6.13.

     (a) It has full power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

     (a) The execution, delivery and performance by it of this Agreement (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the Owner Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Owner Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the Owner Trustee or (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Owner Trustee's performance or ability to perform its duties as Owner Trustee under this Agreement or on the transactions contemplated in this Agreement.

     (a) This Agreement has been duly executed and delivered by the Owner Trustee and constitutes the legal, valid and binding agreement of the Owner Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

1.1  SECTION RELIANCE; ADVICE OF COUNSEL .
1.2

     (e) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (e) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee: may act directly or through its agents, attorneys, custodians or nominees (including the granting of a power of attorney to officers of Bankers Trust Company to execute and deliver any Basic Documents, Certificate, Note or other documents related thereto on behalf of the Owner Trustee) pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Owner Trustee with reasonable care; and may consult with counsel, accountants and other skilled professionals to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any Basic Document.

     (f)

1.2 SECTION OWNER TRUSTEE MAY OWN CERTIFICATES AND NOTES . The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Seller, the Administrator, the Indenture Trustee and the Servicer in transactions in the same manner as it would have if it were not the Owner Trustee.
1.3
1.4 SECTION COMPENSATION AND INDEMNITY . The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Servicer and the Owner Trustee, and the Owner Trustee, any paying agent, registrar, authenticating agent or co-trustee shall be entitled to be reimbursed by the Servicer for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, custodians, nominees, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. The Servicer shall indemnify the Owner Trustee, any paying agent, registrar, authenticating agent or co-trustee and its successors, assigns, agents and servants in accordance with the provisions of SECTION 6.01 of the Trust Sale and Servicing Agreement. The indemnities contained in this SECTION 6.9 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. Any amounts paid to the Owner Trustee pursuant to this ARTICLE VI shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.
1.1  SECTION REPLACEMENT OF OWNER TRUSTEE .
1.2

     (e) The Owner Trustee may give notice of its intent to resign and be discharged from the trusts hereby created by giving notice thereof to the Administrator PROVIDED that no such resignation shall become effective, and the Owner Trustee shall not resign, prior to the time set forth in SECTION 6.10(C). If no successor Owner Trustee shall have been appointed pursuant to Section 6.10(b) and have accepted such appointment within 30 days after the giving of such notice, the Owner Trustee giving such notice may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee. The Administrator shall remove the Owner Trustee if:

          (i) the Owner Trustee shall cease to be eligible in accordance with the provisions of SECTION 6.13 and shall fail to resign after written request therefor by the Administrator;

          (i)  the Owner Trustee shall be adjudged bankrupt or insolvent;

          (i) a receiver or other public officer shall be appointed or take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

          (i)  the Owner Trustee shall otherwise be incapable of acting.

     (b) If the Owner Trustee gives notice of its intent to resign or is removed or if a vacancy exists in the office of Owner Trustee for any reason the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate (one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee) and shall pay all fees owed to the outgoing Owner Trustee.
     (c)
     (d) Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this
          SECTION 6.10 shall not become effective and no such resignation shall be deemed to have occurred until a written acceptance of appointment is delivered by the successor Owner Trustee to the outgoing Owner Trustee and the Administrator and all fees and expenses due to the outgoing Owner Trustee are paid. Any successor Owner Trustee appointed pursuant to this SECTION 6.10 shall be eligible to act in such capacity in accordance with SECTION 6.13 and, following compliance with the preceding sentence, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.
     (e)
     (f) The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement. The Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.
     (g)
     (h) Upon acceptance of appointment by a successor Owner Trustee pursuant to this SECTION 6.10, the Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies.
     (i)

1.2 SECTION MERGER OR CONSOLIDATION OF OWNER TRUSTEE . Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such Person shall be eligible pursuant to SECTION 6.13, and without the execution or filing of any instrument or any further act on the part of any of the parties hereto; PROVIDED, HOWEVER, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

1.1  SECTION APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE .
1.2

     (b) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall, at the expense of the Servicer, have the power and shall, at the expense of the Servicer, execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this SECTION 6.12, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to SECTION 6.13 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to
          SECTION 6.10.

     (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
     (c)

          (ii) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

          (i) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

          (i) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

     (d)
     (e) Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.
     (f)

1.2 SECTION ELIGIBILITY REQUIREMENTS FOR OWNER TRUSTEE . The Owner Trustee shall at all times satisfy the requirement of SECTION 26(A)(1) of the Investment Company Act. The Owner Trustee shall at all times: (a) be a corporation satisfying the provisions of SECTION 3807(A) of the Business Trust Statute; (b) be authorized to exercise corporate trust powers; (c) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or state authorities; and (d) have (or have a parent which has) a long-term unsecured debt rating of at least BBB- by Standard Poor's Rating
Services and at least Baa3 by Moody's Investors Service, Inc. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this SECTION 6.13, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this SECTION 6.13, the Owner Trustee shall resign immediately in the manner and with the effect specified in SECTION 6.10.
1.3

                                   ARTICLE VII
                         TERMINATION OF TRUST AGREEMENT

1.1  SECTION TERMINATION OF TRUST AGREEMENT .

     (c) This Agreement (other than SECTION 6.9) and the Trust shall terminate in accordance with SECTION 3808 of the Business Trust Statute and be of no further force or effect on the final distribution by the Owner Trustee of all monies or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Trust Sale and Servicing Agreement (including the exercise by the Servicer of its option to purchase the Receivables pursuant to SECTION 8.01(A) of the Trust Sale and Servicing Agreement) and ARTICLE V. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (x) operate to terminate this Agreement or the Trust, (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or the Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.
     (d)

     (e) Neither the Seller nor any Certificateholder shall be entitled to revoke or terminate the Trust or this Agreement.
     (f)
     (g) Subject to SECTION 5.2(A), notice of any termination of the Trust, specifying the Distribution Date upon which the Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to SUBSECTION 8.01(C) of the Trust Sale and Servicing Agreement, stating: (i) the Distribution Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein designated; (ii) the amount of any such final payment; and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to SECTION 5.2.
     (h)
     (i) If all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the written notice referred to in SUBSECTION 7.1(C), the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable laws with respect to escheat of funds, any funds remaining in the Trust after exhaustion of such remedies in the preceding sentence shall be deemed property of the Seller and distributed by the Owner Trustee to the Seller, and the Owner Trustee shall have no further liability to the Certificateholders with respect thereto.
     (j)
     (k) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of SECTION 3810 of the Business Trust Statute.
     (l)

                                  ARTICLE VIII
                                   AMENDMENTS

1.1 SECTION AMENDMENTS WITHOUT CONSENT OF CERTIFICATEHOLDERS OR NOTEHOLDERS . This Agreement may be amended by the Seller and the Owner Trustee without the consent of any of the Noteholders or the Certificateholders (but with prior notice to each of the Rating Agencies), to (i) cure any ambiguity, (ii) correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement or any other Basic Document, (iii) add or supplement any credit enhancement for the benefit of the Noteholders or the Certificateholders (provided that if any such addition shall affect any class of Noteholders or Certificateholders differently than any other class of Noteholders or Certificateholders, then such addition shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any class of the Noteholders or the Certificateholders), (iv) add to the covenants, restrictions or obligations of the Seller or the Owner Trustee, (v) evidence and provide for the acceptance of the appointment of a successor trustee with respect to the Owner Trust Estate and add to or change any provisions as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee pursuant to ARTICLE VI, and (vi) add, change or eliminate any other provision of this Agreement in any manner that shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Noteholders or the Certificateholders.

1.1 SECTION AMENDMENTS WITH CONSENT OF CERTIFICATEHOLDERS AND NOTEHOLDERS . This Agreement may be amended from time to time by the Seller and the Owner Trustee with the consent of Noteholders whose Notes evidence not less than a majority of the Outstanding Amount of the Notes as of the close of the preceding Distribution Date and the consent of Certificateholders whose Certificates evidence not less than a majority of the Voting Interests as of the close of the preceding Distribution Date (which consent, whether given pursuant to this SECTION 8.2 or pursuant to any other provision of this Agreement, shall be conclusive and binding on such Person and on all future holders of such Notes or Certificates and of any Notes or Certificates issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Notes or Certificates) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Note or Certificate, the Pass Through Rate or the Specified Reserve Account Balance or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Notes and all of the Voting Interests with respect to Certificates then outstanding. The Owner Trustee shall furnish notice to each of the Rating Agencies prior to obtaining consent to any proposed amendment under this SECTION 8.2.

1.1  SECTION FORM OF AMENDMENTS .
1.2

     (c) Promptly after the execution of any amendment, supplement or consent pursuant to SECTION 8.1 OR 8.2, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Indenture Trustee.

     (c) It shall not be necessary for the consent of Certificateholders, the Noteholders or the Indenture Trustee pursuant to SECTION 8.2 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.
     (d)
     (e) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.
     (f)
     (g) Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.
     (h)

                                   ARTICLE IX
                                  MISCELLANEOUS

1.1 SECTION NO LEGAL TITLE TO OWNER TRUST ESTATE . The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with ARTICLES V AND VII. No transfer, by operation of law or otherwise, of any right, title, and interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

1.1 SECTION LIMITATIONS ON RIGHTS OF OTHERS . Except for SECTION 9.13, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Seller, the Certificateholders, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

1.1 SECTION DERIVATIVE ACTIONS . Any provision contained herein to the contrary notwithstanding, the right of any Certificate Owner to bring a derivative action in the right of the Trust is hereby made expressly subject to the following limitations and requirements:

     (c) such Certificate Owner must meet all requirements set forth in the Business Trust Statute; and
     (d)
     (e) no Certificate Owner may bring a derivative action in the right of the Trust without the prior written consent of Certificate Owners owning, in the aggregate, a beneficial interest in Certificates representing 50% of the then outstanding Certificate Balance.
     (f)

1.2 SECTION NOTICES. All demands, notices and communications upon or to the Seller, the Servicer, the Administrator, the Indenture Trustee, the Owner Trustee or the Rating Agencies under this Agreement shall be delivered as specified in APPENDIX B to the Trust Sale and Servicing Agreement.
1.3
1.4 SECTION SEVERABILITY. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof
1.5
1.6 SECTION COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.
1.7
1.8 SECTION SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Seller, the Owner Trustee and each Certificateholder and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.
1.9
1.10 SECTION NO PETITION. The Owner Trustee by entering this Trust Agreement and each Certificateholder, by accepting a Certificate (or interest therein) issued hereunder, hereby covenant and agree that they shall not, prior to the day that is one year and one day after the termination of the Trust, acquiesce, petition or otherwise invoke or cause the Seller or the Trust to invoke in any court or government authority for the purpose of commencing or sustaining a case against the Seller or the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller or the Trust.
1.11

1.12 SECTION   NO RECOURSE.  Each  Certificateholder  by accepting a Certificate
(or any interest therein) acknowledges that such Person's Certificate (or interest therein) represents beneficial interests in the Trust only and does not represent interests in or obligations of the Seller, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the Basic Documents. Except as expressly provided in the Basic Documents, none of the Seller, the Servicer or the Owner Trustee in their respective individual capacities, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, or shall recourse be had to any of them for the distribution of any amount with respect to the Certificates or the Trust's performance of, or omission to perform, any obligations or indemnifications contained in the Certificates, this Agreement or the Basic Documents, it being expressly understood that such Certificateholder obligations have been made solely by the Trust. Each Certificateholder by the acceptance of a Certificate (or beneficial interest therein) agrees except as expressly provided in the Basic Documents, in the event of nonpayment of any amounts with respect to the Certificates, it shall have no claim against any of the foregoing Persons for any deficiency, loss or claim therefrom.
1.13
1.14 SECTION HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
1.15
1.16 SECTION GOVERNING LAW . THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
1.17
1.18 SECTION   [RESERVED]
1.19
1.20 SECTION INDEMNIFICATION BY AND REIMBURSEMENT OF THE SERVICER. The Owner Trustee acknowledges and agrees to reimburse (i) the Servicer and its directors, officers, employees and agents in accordance with SECTION 6.03(B) of the Trust Sale and Servicing Agreement and (ii) the Seller and its directors, officers, employees and agents in accordance with SECTION 3.04 of the Trust Sale and Servicing Agreement. The Owner Trustee further acknowledges and accepts the conditions and limitations with respect to the Servicer's obligation to indemnify, defend and hold the Owner Trustee harmless as set forth in SECTION 6.01(A)(IV) of the Trust Sale and Servicing Agreement.
1.21
1.22
                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                BANKERS TRUST (DELAWARE),
                                as Owner Trustee


                                By:  __________________________
                                Name:    Lillian Peros
                                Title:   Attorney-in-Fact



                                CAPITAL AUTO RECEIVABLES, INC.


                                By:  __________________________
                                Name:    D. C. Walker
                                Title:   Vice President

                                                                       EXHIBIT A


NUMBER R- $_____________

                                                                  CUSIP  NO.____


                       SEE REVERSE FOR CERTAIN DEFINITIONS

     THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF (i) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA")) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (ii) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (iii) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY. BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER HEREOF AND THE CERTIFICATE OWNER SHALL EACH BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON MARCH 11, 1999, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

     THIS CERTIFICATE IS ALSO SUBJECT TO THE RESTRICTIONS SET FORTH IN THE TRUST AGREEMENT REFERENCED BELOW.


                   CAPITAL AUTO RECEIVABLES ASSET TRUST 1999-1

                        6.090 % ASSET BACKED CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail instalment sale contracts secured by new and used automobiles and light trucks and sold to the Trust by Capital Auto Receivables, Inc.

(This Certificate does not represent an interest in or obligation of Capital Auto Receivables, Inc., General Motors Acceptance Corporation or General Motors Corporation or any of their respective affiliates, except to the extent described in the Basic Documents.)

     THIS CERTIFIES THAT Capital Auto Receivables, Inc. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in Capital Auto Receivables Asset Trust 1999-1 (the "TRUST") formed by Capital Auto Receivables, Inc., a Delaware corporation.

     The Trust was created pursuant to a Trust Agreement, dated as of March 11, 1999 (as amended and supplemented from time to time, the "TRUST AGREEMENT"), between the Seller and Bankers Trust (Delaware), as owner trustee (the "OWNER TRUSTEE"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

     This Certificate is one of the duly authorized Certificates designated as "6.090% Asset Backed Certificates" (the "CERTIFICATES"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, the terms of which are incorporated herein by reference and made a part hereof, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

     Under the Trust Agreement, there shall be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day, commencing on April 15, 1999 (each, a "DISTRIBUTION DATE"), to the person in whose name this Certificate is registered on the related Record Date (as defined below), such Certificateholder's fractional undivided interest in the amount of interest on and distributions in respect of Certificate Balance to be distributed to Certificateholders on such Distribution Date; PROVIDED, HOWEVER, Certificateholders shall not receive payments in respect of the Certificate Balance until all the Notes have been paid (or provided for) in full. The "RECORD DATE," with respect to any Distribution Date, means the last day of the preceding Monthly Period.

     The distributions in respect of Certificate Balance and interest on this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Trust with respect to this Certificate shall be applied first to interest due and payable on this Certificate as provided above and then to the unpaid distributions in respect of Certificate Balance of this Certificate.

     The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as and to the extent described in the Trust Sale and Servicing Agreement.

     It is the intent of the Seller, the Owner Trustee and the Certificateholders that, for purposes of federal income, state and local income and franchise taxes, Michigan single business tax and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as either (A) division of the Seller, or any other single Person, and disregarded as a separate entity if all Certificates are owned solely by the Seller or by such single Person, or (B) a partnership if the Certificates are owned by more than one Person. Except as otherwise required by appropriate taxing authorities, the Seller and the other Certificateholders by acceptance of a Certificate agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in such a disregarded entity or partnership as described in the previous sentence.

     Each Certificateholder by its acceptance of a Certificate (or an interest therein) covenants and agrees that such Certificateholder shall not, prior to the date which is one year and one day after the termination of the Trust, acquiesce, petition or otherwise invoke or cause the Seller or the Trustee to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Seller or the Trustee under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or the Trustee or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller or the Trustee.

     Except as otherwise provided in the Trust Agreement, distributions on this Certificate shall be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate shall be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office maintained for such purpose by the Owner Trustee in the Borough of Manhattan, the City of New York.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Trust Sale and Servicing Agreement or be valid for any purpose.

     THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

                                CAPITAL AUTO RECEIVABLES ASSET TRUST 1999-1

                                BANKERS TRUST (DELAWARE),
                                not in its individual capacity but solely as Owner Trustee


                                By:  _________________________
Dated: March 11, 1999           Name:   Lillian Peros
                                Title:  Attorney-in-Fact




                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates referred to in the within-mentioned Trust Agreement.




BANKERS TRUST (DELAWARE),                        BANKERS TRUST (DELAWARE),
not in its individual                            not in its individual
capacity but solely               OR             capacity but solely
as Owner Trustee                                 as Owner Trustee
                                                 by ___________________________,
                                                 as Authenticating Agent

By:_________________________                     By: ___________________________
Name:  Lillian Peros                             Name:
Title: Attorney-in-Fact                          Title:

                             REVERSE OF CERTIFICATE


     The Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, General Motors Corporation, the Indenture Trustee, the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Trust Agreement and the Trust Sale and Servicing Agreement. A copy of each of the Trust Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Certificateholder upon written request.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Trust Agreement at any time by the Seller and the Owner Trustee with the consent of the Holders of the Notes evidencing not less than a majority of the Outstanding Amount of the Notes as of the close of the preceding Distribution Date and the consent of Certificateholders whose Certificates evidence not less than a majority of the Voting Interests as of the close of the preceding Distribution Date. Any such consent by the Holder of this Certificate shall be conclusive and binding on such holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates or the Notes.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is Bankers Trust Company, New York, New York.

     The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate in accordance with Article VII of Trust Agreement.

                                   ASSIGNMENT


     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE



--------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)



--------------------------------------------------------------------------------
the  within   Certificate,   and  all  rights  thereunder,   hereby  irrevocably
constituting and appointing



_________________________________________________________  Attorney  to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.



Dated:                                            _____________________________*
                                                           Signature Guaranteed:



                                                  _____________________________*


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT B

                             CERTIFICATE OF TRUST OF
                   CAPITAL AUTO RECEIVABLES ASSET TRUST 1999-1


     THIS Certificate of Trust of Capital Auto Receivables Asset Trust 1999-1 (the "TRUST") is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL. C. ss.3801 eT Seq.) (thE "Act")

     1. NAME. The name of the business trust formed hereby is Capital Auto Receivables Asset Trust 1999-1.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware are Bankers Trust (Delaware), E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Wilmington, Delaware 19805-1266.

     3.   This Certificate of Trust shall be effective on March 11, 1999.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                             BANKERS TRUST (DELAWARE),  not in its
                             individual capacity but solely as Owner Trustee under a Trust Agreement dated as of March 11, 1999



                             By: _______________________________
                             Name:
                             Title: